Exhibit 99.3

AMERICOLD REALTY TRUST ANNOUNCES PUBLIC OFFERING OF COMMON SHARES

April 16, 2019

ATLANTA, Georgia (April 16, 2019) – Americold Realty Trust (NYSE: COLD) (the “Company” or “Americold”) announced today that it has commenced an underwritten registered public offering of 40,000,000 common shares. The Company will be issuing and selling 33,000,000 common shares directly to the underwriters at closing and the underwriters will purchase 7,000,000 common shares related to the forward sale agreement described below. The Company expects to grant the underwriters a 30-day option to purchase up to an additional 6,000,000 common shares.

BofA Merrill Lynch and Goldman Sachs & Co. LLC are acting as the joint book-running managers and representatives of the underwriters for the offering.

The Company expects to enter into a forward sale agreement with Bank of America, N.A. (the “forward purchaser”) with respect to 7,000,000 common shares. In connection with the forward sale agreement, the forward purchaser or its affiliate is expected to borrow and sell to the underwriters an aggregate of 7,000,000 common shares that will be delivered in the offering.

Subject to its right to elect cash or net share settlement subject to certain conditions, the Company intends to deliver, upon full physical settlement of such forward sale agreement on one or more dates specified by the Company occurring no later than approximately 12 months following the completion of the offering, an aggregate of 7,000,000 common shares to the forward purchaser in exchange for cash proceeds per share equal to the applicable forward sale price, which will initially be the public offering price less the underwriting discount, and will be subject to certain adjustments as provided in the forward sale agreement.

The Company will receive proceeds from its direct sale of 33,000,000 common shares in the offering, but it will not initially receive any proceeds from the sale of common shares by the forward purchaser or its affiliate. The Company expects to use the net proceeds from its direct sale of common shares in the offering, together with draws under the Company’s senior unsecured revolving credit facility, which the Company expects to repay using the proceeds from its debt private placement, if completed, to fund the previously announced acquisition of Chiller Holdco, LLC (the “Cloverleaf Acquisition”). In the event the Cloverleaf Acquisition is not completed, the Company intends to use the net proceeds for general business purposes, including repayment of outstanding indebtedness and the funding of other development, expansion and acquisition opportunities. The Company expects to use any cash proceeds that it receives upon the future settlement of the forward sale agreement to fund the previously announced expansion in Atlanta, Georgia (the “Atlanta Expansion”) and for general business purposes, including repayment of outstanding indebtedness and the funding of other development, expansion and acquisition opportunities.

The offering of the common shares is being made pursuant to an effective shelf registration statement. The offering will be made only by means of a prospectus and a related prospectus supplement, a copy of which may be obtained from:

BofA Merrill Lynch

Attn: Prospectus Department

NC1-004-03-43

200 North College Street, 3rd Floor

Charlotte, NC 28255-0001

Email: dg.prospectus_requests@baml.com

Goldman Sachs & Co. LLC

Attn: Prospectus Department

200 West Street

New York, NY 10282

Telephone: 866-471-2526

Facsimile: 212-902-9316

Email: prospectus-ny@ny.email.gs.com

A copy of the prospectus and related prospectus supplement may also be obtained free of charge from the Securities and Exchange Commission’s web site at www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of an offer to buy nor will there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains statements about future events and expectations that constitute forward-looking statements. Forward-looking statements are based on the Company’s beliefs, assumptions and expectations of its future financial and operating performance and growth plans, taking into account the information currently available to the Company. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause the Company’s actual results to differ materially from the expectations of future results the Company expresses or implies in any forward-looking statements, and the Company should not place undue reliance on such statements. Factors that could contribute to these differences include, but are not limited to, risks related to the integration of Chiller Holdco, LLC into the Company’s business, risks related to expansions of existing properties and developments of new properties such as the Atlanta Expansion and the three expansion opportunities related to the Cloverleaf Acquisition, including failure to meet budgeted costs, timeframes or stabilized returns in respect thereof and risks related to the method of settlement of the Company’s forward sale agreements, and the form and amount of proceeds of such settlement.

Words such as “anticipates,” “believes,” “continues,” “estimates,” “expects,” “goal,” “objectives,” “intends,” “may,” “opportunity,” “plans,” “potential,” “near-term,” “long-term,” “projections,” “assumptions,” “projects,” “guidance,” “forecasts,” “outlook,” “target,” “trends,” “should,” “could,” “would,” “will” and similar expressions are intended to identify such forward-looking statements. The Company qualifies any forward-looking statements entirely by these cautionary factors. Other risks, uncertainties and factors, including those discussed under the heading “Risk Factors” in the Company’s annual report on Form 10-K for the year ended December 31, 2018, could cause the Company’s actual results to differ materially from those projected in any forward-looking statements the Company makes. The Company assumes no obligation to update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

About Americold Realty Trust

Americold is the world’s largest publicly traded REIT focused on the ownership, operation and development of temperature-controlled warehouses. Based in Atlanta, Georgia, Americold owns and operates 155 temperature-controlled warehouses, with approximately 918.7 million refrigerated cubic feet of storage, in the United States, Australia, New Zealand, Canada, and Argentina. Americold’s facilities are an integral component of the supply chain connecting food producers, processors, distributors and retailers to consumers.

Americold Realty Trust

Investor Relations

Telephone: 678-459-1959

Email: investor.relations@americold.com

Release Date: 04/16/2019